As filed with the Securities and Exchange Commission on December 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Byrna Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 Burtt Road Suite 115 Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan

(Full title of the plan)

Bryan Ganz
President and Chief Executive Officer
Byrna Technologies Inc.
100 Burtt Road, Suite 115

Andover, MA 01810

(Name and address of agent for service)

(978) 868-5011

(Telephone number, including area code, of agent for service)

Copies to:

Robert A. Petitt
Burns & Levinson LLP
125 High Street
Boston, MA 02110
Telephone: (617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Byrna Technologies Inc., a Delaware corporation (the “Registrant”), relates to 1,300,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Registrant’s Amended and Restated 2020 Equity Incentive Plan (as amended, the “Plan”) that have become reserved for issuance as a result of an increase of 1,300,000 shares of Common Stock to the number of shares of Common Stock available for issuance under the Plan pursuant to stockholder approval obtained on June 17, 2022.

The shares of Common Stock included on this Registration Statement are in addition to the shares of Common Stock relating to the Plan that were registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2021 (SEC File No. 333-260106) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2021 filed with the Commission on February 11, 2022, as amended pursuant to Amendment No. 1 thereto filed with the Commission on March 30, 2022, in each case pursuant to Section 13 of the Exchange Act;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2022, May 31, 2022 and August 31, 2022; and

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-256684) filed with the Commission on June 1, 2021 and as amended on July 6, 2021 and July 12, 2021, in each case pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on this 14th day of December, 2022.

BYRNA TECHNOLOGIES INC.

By:	/s/ Bryan Ganz
Bryan Ganz
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bryan Ganz and David North, and each of them singly (with full power to each of them to act alone), as such person’s true and lawful attorney in fact and agent with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryan Ganz	President, Chief Executive Officer and Director	December 14, 2022
Bryan Ganz	(principal executive officer)

/s/ David North	Chief Financial Officer	December 14, 2022
David North	(principal financial and accounting officer)

/s/ Herbert Hughes	Chairman	December 14, 2022
Herbert Hughes

/s/ Chris Lavern Reed	Director	December 14, 2022
Chris Lavern Reed

/s/ Emily Rooney	Director	December 14, 2022
Emily Rooney

/s/ Leonard Elmore	Director	December 14, 2022
Leonard Elmore

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed on February 26, 2021 and incorporated by reference thereto).

4.2

Certificate of Amendment to the Certificate of Incorporation of the Registrant, filed April 28, 2021 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on April 28, 2021 and incorporated by reference thereto).

4.3

Certificate of Amendment to the Certificate of Incorporation of the Registrant, filed June 17, 2022 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on June 17, 2022 and incorporated by reference thereto).

4.4

Bylaws of the Registrant, as amended and restated effective April 19, 2021 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on April 26, 2021 and incorporated by reference thereto).

4.5

Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan (previously filed as Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on May 6, 2022 and incorporated by reference thereto).

5.1*	Opinion of Burns & Levinson LLP

23.1*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm

23.2	Consent of Burns & Levinson LLP (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (contained on signature page hereto)

107*	Calculation of Filing Fee Table

* Filed herewith.